                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)        April 30, 1996
                                                 ------------------------------

                            KRUG International Corp.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Ohio                                     O-2901                31-0621189
- -------------------------------------------------------------------------------
(State or other jurisdiction           (Commission           (IRS Employer
 of Incorporation)                     File Number)         Identification No.)

              6 North Main Street Suite 500, Dayton, OH 45402-1900
- -------------------------------------------------------------------------------
                   (Address of principal executive offices)

Registrant's telephone number, including area code (513) 224-9066
                                                  -----------------------------

Item 1.  Changes in Control of Registrant

         On April 30, 1996, Maurice F. Krug, President, Chairman and Chief Executive Officer of the registrant, members of his family, a charitable foundation and three close associates (who were small shareholders) sold for $5.50 per share paid in cash a total of 1,500,241 common shares and warrants to purchase 292,089 shares of the registrant, which constitutes control of the registrant, to the following group (each of whom purchased the number of shares and warrants to purchase the number of shares set forth opposite their respective names):

                                                                  Warrants to Purchase
Name                                             # of Shares           # of shares
- ----                                             -----------           -----------
Fortuna Acquisition Partners, L.P.                  1,173,041              228,384
Strome-Susskind HedgeCap Fund, L.P.                   245,400               47,786
Strome-Susskind HedgeCap Fund, Ltd.                    81,800               15,919

         The purchasers paid the purchase price out of their own funds. After the purchase, the group beneficially owned at least 42.5% of the outstanding shares of the registrant. Prior to the transaction, Mr. Krug owned approximately 21.7% of the registrant's outstanding shares. Strome-Susskind HedgeCap Fund, L.P. and Strome-Susskind HedgeCap Fund, Ltd. have granted proxies to vote the shares of the registrant owned by them to Fortuna Acquisition Corp, a general partner of Fortuna Acquisition Partners, L.P. The address of the purchasers is 100 Wilshire Boulevard, 15th Floor, Santa Monica, California. To the knowledge of the registrant, no other shareholder owns 5% of its outstanding shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            KRUG International Corp.

Date:  May 15, 1996      By:  /Thomas W. Kemp/
                           --------------------------
                             Thomas W. Kemp
                             Vice President - Finance